Exhibit 10.45

AMERICAN SPECTRUM MANAGEMENT CO.
AMERICAN SPECTRUM REALTY, INC.
7700 Irvine Center Drive, Suite 275
Irvine, CA 92618

December 18 ,2009

Evergreen Income & Growth REIT, Inc.
Evergreen Realty Group, LLC
Evergreen Realty Advisors, Inc.
Evergreen Realty Property Management LLC
Real Property Systems Inc.
Luke McCarthy
Carl Willgeroth
Tracy Thomson
Michael Palmer
c/o Raymond Lee, Esq.
Greenberg Traurig, LLP
3161 Michelson Drive, Suite 1000
Irvine, CA 92612

Ladies and Gentlemen:

Reference is made to that certain Purchase Agreement by and among the American Spectrum Parties and the Evergreen Parties (the “Purchase Agreement”) dated December 15, 2009. Capitalized terms used herein shall have the meanings following the use of such terms or, if no definition is so set forth, such capitalized terms shall have the meanings set forth in the Purchase Agreement.

The Evergreen Parties have requested that certain amendments, modifications and/or supplements be made to the Purchase Agreement. In order to continue to act in good faith as required by the MOU, American Spectrum has agreed to such amendments, modifications and/or supplements to the Purchase Agreement, as follows:

1.           Employee Costs. To the extent Employee Costs (not to exceed Two Hundred Fifty Thousand Dollars ($250,000)) are incurred by American Spectrum Management Co. resulting from the termination of former Employees of an Evergreen Party by American Spectrum Management Co., any statutory amounts payable to such Employees who were at-will Employees of an Evergreen Party shall not be included in the Offset Amount as required by Section 2.6(d) of the Purchase Agreement. Moreover, Section 2.4(c) of the Purchase Agreement shall be subject to the foregoing.

2.           Future Actions by American Spectrum Management Co. and American Spectrum Asset Co. American Spectrum Management Co. and American Spectrum Asset Co. acknowledge that one or more of the Evergreen Parties has fiduciary or other duties to holders of TIC Interests and/or to other parties under certain Contracts. It is recognized that American Spectrum Management Co. and American Spectrum Asset Co. shall have certain obligations to these Persons by reason of certain rights being assigned to and/or obligations being assumed by them pursuant to the Purchase Agreement and/or by reason of Sub-Property Management Agreements which may be executed as of the Closing Date. American Spectrum Management Co. and American Spectrum Asset Co. shall undertake all obligations to such Persons and otherwise act in a prudent and commercially reasonable fashion with respect to such Persons and perform any obligations to such Persons as required by their respective obligations to such Persons. Moreover, American Spectrum Management Co. shall use its commercially reasonable efforts to maximize the Management Fees it earns and collects during the Accounting Period.

3.           Voluntary Termination of Management Agreements. In the event that American Spectrum Management Co. voluntarily and without consideration agrees to terminate a Management Agreement during the Accounting Period without the approval of Evergreen Realty Group or without agreeing to reassign such Management Agreement to Evergreen Realty Group, such Management Agreement shall not be deemed terminated for purposes of calculating the Adjusted Purchase Price pursuant to Section 2.6(c)(i) of the Purchase Agreement.

4.           Deferred Payments. Any proceeds which would otherwise be received by the Parties entitled thereto pursuant to Section 5.14 of the Purchase Agreement shall first be applied toward the payment of any interest and principal due by any Evergreen Party to REIT I or REIT II and thus the proceeds of any such Deferred Payments shall not be paid to such Parties until such time as all indebtedness (including accrued interest) due REIT I or REIT II by any Evergreen Party has been discharged in full.

5.           Evergreen Consents. Section 5.3 of the Purchase Agreement is hereby deleted and the following substituted therefor:

“5.3.           Evergreen Consents. The Evergreen Parties shall use their best efforts to obtain and deliver to American Spectrum all of the consents of third Persons which are required to consummate the transactions contemplated by this Agreement (the ‘Evergreen Consents’). The form of the Evergreen Consents shall be subject to the reasonable approval of American Spectrum. The Evergreen Parties and American Spectrum shall cooperate with each other in connection with, the preparation of and obtaining of the Evergreen Consents as soon as reasonably possible.”

6.           Typographical Corrections. The reference to Section 5.14 in Section 2.6(b)(i) is hereby changed to Section 5.1 and the reference to Section 5.11 in Section 5.12 is changed to Section 5.12.

7.           Definition of Direct Pay Liabilities. The definition of “Direct Pay Liabilities” is hereby deleted and the following substituted therefor:

“Direct Pay Liabilities. Direct Pay Liabilities means the monetary liabilities to be paid to the Persons upon the conditions and in the amounts described in Section 5.1. Exhibit M to the Purchase Agreement is hereby deleted.”

8.           Direct Pay Liabilities. Section 5.1 is hereby deleted and the following is substituted therefor:

“5.1           Direct Pay Liabilities. American Spectrum Management Co. agrees to assume and pay Two Hundred Thousand Dollars ($200,000) to Greenberg Traurig LLP on the Closing Date so long as a designee(s) of American Spectrum has been added as a co-signer to all property bank accounts. The balance of each property bank account will be transferred to American Spectrum Management Co. as soon as is practical on or immediately after the Closing. Evergreen Realty Group will cause each existing property bank account to close within thirty (30) days after the Closing as is customary in any management transition. Evergreen Realty Group will also provide American Spectrum Management Co. at the Closing an irrevocable and unconditional letter addressed to the financial institution(s) at which such accounts are situated authorizing the transfer of such property bank accounts as above provided. Payment of the balance of the Direct Pay Liabilities shall be made by American Spectrum Management Co. promptly after Evergreen Realty Group makes request of American Spectrum Management Co. to pay a third party vendor or similar vendor of standard and customary services as set forth on the Aged Payable Summary as of November 2009 of Evergreen Realty Group, a copy of which is attached hereto, so long as (a) the payment to such third party vendor is reasonably necessary to continue the operations of Evergreen Realty Group for the purposes set forth in the second paragraph of Section 5.2, (b) the payee is set forth on such Aged Payable Summary and (c) the aggregate amount so paid to all vendors does not exceed Three Hundred Thousand Dollars ($300,000). To the extent amounts in excess of Three Hundred Thousand Dollars ($300,000) are reasonably required to keep the business operations effectively functioning in the Offices of Evergreen to complete the matters referenced in the second paragraph of Section 5.2, American Spectrum shall advance monies therefor under the American Spectrum Note. Repayment of any amounts so advanced under the American Spectrum Note (including interest thereon) shall be offset against the Purchase Note.”

9.           Opening of Bank Accounts. The first paragraph of Section 5.2 shall be deleted and the following substituted therefor:

“5.2           Opening of Bank Accounts/Relocation of Offices. On or prior to the Closing Date, American Spectrum Management Co. shall establish bank accounts for each of the Properties to be managed by American Spectrum Management Co. under a Contract or Sub-Property Management Agreement. American Spectrum Management Co. shall designate the necessary accounts and signatories. On or prior to the Closing Date, the individuals designated by American Spectrum Management Co. shall be added as co-signatories to all bank accounts being held by an Evergreen Party respecting any such Property. The American Spectrum Parries and the Evergreen Parties shall cooperate to accomplish the foregoing. As soon as possible on or after the Closing Date, all such monies will be transferred.”

10.           Purchase Note. Notwithstanding the provisions of Section 2.6(b)(i), the Purchase Note shall be made payable to New West Realty, Inc. Notwithstanding the provisions of (a) Section 2.6(b)(ii)(B), Twelve Thousand Dollars ($12,000) of interest shall be paid monthly under the Purchase Note in arrears for the first two calendar months of 2010 and thereafter shall be paid quarterly in arrears commencing April 1, 2010 and (b) Section 2.6(b)(ii)(F), the Purchase Note may be bifurcated into up to four (4) promissory notes on the Adjustment Date. The Purchase Note attached to the Purchase Agreement as Exhibit I shall be modified to incorporate the foregoing.

11.           Windermere Apartments. The owner(s) of Windermere Apartments (No. 24 on Exhibit E) owes Evergreen Realty Group One Hundred Twenty Five Thousand Six Hundred Eighty Two and 63/100 Dollars ($125,682.63) in property management fees which have been earned but not paid. As such property management fees are collected by American Spectrum Management Co., American Spectrum Management Co. will remit same to Evergreen Realty Group.

If the foregoing accurately sets forth our understanding, please so indicate by executing and returning a copy of this letter.

Very truly yours,

American Spectrum Management Co.

By:	William J. Carden
Name:	William J. Carden
Title:	President

American Spectrum Realty, Inc.

By:	William J. Carden
Name:	William J. Carden
Title:	President

Agreed:

Evergreen Income & Growth RBIT, Inc.

By:	/s/ Luke McCarthy
Name:	Luke McCarthy
Title:	President

Evergreen Realty Group, LLC

By:	/s/ Luke McCarthy
Name:	Luke McCarthy
Title:	Member

Evergreen Realty Advisors, Inc.

By:	/s/ Luke McCarthy
Name:	Luke McCarthy
Title:

Evergreen Realty Property Management LLC

By:	/s/ Luke McCarthy
Name:	Luke McCarthy
Title:	Manager

Realty Property Systems Inc.

By:
Name:
Title:

/s/ Luke McCarthy
Luke McCarthy

Carl Willgeroth

Tracy Thomson

Michael Palmer

Evergreen Realty Advisors, Inc.

By:
Name:
Title:

Evergreen Realty Property Management LLC

By:
Name:
Title:

Realty Property Systems Inc.

By:
Name:
Title:

Luke McCarthy

Carl Willgeroth

/s/ Tracy Thomson
Tracy Thomson

Michael Palmer

Evergreen Realty Advisors, Inc.

By:
Name:
Title:

Evergreen Realty Property Management LLC

By:
Name:
Title:

Realty Property Systems Inc.

By:
Name:
Title:

Luke McCarthy

/s/ Carl Willgeroth
Carl Willgeroth

Tracy Thomson

Michael Palmer

Evergreen Realty Advisors, Inc.

By:
Name:
Title:

Evergreen Realty Property Management LLC

By:
Name:
Title:

Realty Property Systems Inc.

By:	/s/ Michael Palmer
Name:	Michael Palmer
Title:

Luke McCarthy

Carl Willgeroth

Tracy Thomson

/s/ Michael Palmer
Michael Palmer